EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

RehabCare Group, Inc.:

We consent to the incorporation by reference in the registration statement No. 33-43236 on Form S-8, registration statement No. 33-67944 on Form S-8, registration statement No. 33-82106 on Form S-8, registration statement No. 33-82048 on Form S-8, registration statement No. 333-11311 on Form S-8, and registration statement No. 333-120005 on Form S-8 of RehabCare Group, Inc. of our reports dated March 13, 2006, with respect to the consolidated balance sheets of RehabCare Group, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over finanical reporting as of December 31, 2005 which reports appear in the December 31, 2005 annual report on Form 10-K of RehabCare Group, Inc.

Our report makes reference to our reliance on the report of other auditors as it relates to the amounts included for InteliStaf Holdings, Inc. and subsidiaries as of and for the year ended December 31, 2005.

/s/ KPMG LLP

St. Louis, Missouri

March 13, 2006

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